[Form of Face of Class B Warrant Certificate]


No. WB                        Certificate for **   ** warrants


                      CLASS B WARRANTS

                 VOID AFTER DECEMBER 31, 2003

   STOCK PURCHASE WARRANT CERTIFICATE FOR PURCHASE OF COMMON
                           STOCK
                    BALANCED LIVING, INC.

     THIS CERTIFIES THAT FOR VALUE RECEIVED or registered assigns (the "Registered Holder") is the owner of the number of Class B Redeemable Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement(as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value ("Common Stock"), of BALANCED LIVING, INC., a Colorado corporation (the "Company"), at any time between the Initial Warrant Exercise Date (as herein defined) and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of INTERWEST TRANSFER COMPANY, INC. as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $5.00 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to BALANCED LIVING, INC.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement
(the "Warrant Agreement") dated                 , 1998, by and
between the Company and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modifications or adjustment. Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Initial Warrant Exercise Date" shall mean            ,
1998.

     The term "Expiration Date" shall mean 5:00 p.m. (Mountain time on December 31, 2003, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of Colorado be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (Mountain time) the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close.

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     The Company shall not be obligated to deliver any
securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant
Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement. Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     This Warrant may be redeemed at the option of the Company, at a redemption price of $.01 per Warrant at any time after one (1) year from the Effective Date, provided the Market Price (as defined in the Warrant Agreement) for the securities issuable upon exercise of such Warrant shall equal or exceed $5.00 per share. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.01 per Warrant upon surrender of this Certificate.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

    This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Colorado.

    This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

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    IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed, manually or in facsimile by two of its officers there unto duly authorized.


BALANCE LIVING, INC.


By: ____________________________________________

        Its: __________________________________


By: ____________________________________________

        Its: __________________________________


Date:  ______________________________



COUNTERSIGNED:

INTERWEST TRANSFER COMPANY, INC.
as Warrant Agent

By: ____________________________________________

        Its: ______________________________
             Authorized Officer

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       [Form of Reverse of Class B Warrant Certificate]

                                           SUBSCRIPTION FORM
 To Be Executed by the Registered Holder in Order to Exercise
                           Warrants

         THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably
elects to exercise ______________ Warrants represented by this
Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that
certificates for such securities shall be issued in the name of
         ____________________________________________
(please insert taxpayer identification or other identifying number)

and be delivered to

         ____________________________________________

         ____________________________________________

         ____________________________________________

         ____________________________________________
           (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

         ____________________________________________

         ____________________________________________

         ____________________________________________
                          (Address)

              _________________________________
               (Taxpayer Identification Number)


(Date)

SIGNATURE GUARANTEED:

              Signature ______________________________________

THE SIGNATURE TO THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.
                                 -4-
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                          ASSIGNMENT

  To Be Executed by the Registered Holder in Order to Assign
                           Warrants

         FOR VALUE RECEIVED, ______________ hereby sells, assigns, and transfers unto

         ____________________________________________
(please insert taxpayer identification or other identifying number)

         ____________________________________________

         ____________________________________________

        ____________________________________________

        ____________________________________________
           (please print or type name and address)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
_________________________________ Attorney to transfer this
Warrant Certificate on the books of the Company, with full power of substitution in the premises.


(Date)

SIGNATURE GUARANTEED:


              Signature __________________________________________

THE SIGNATURE TO THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.
                                 -5-
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